Exhibit 99.1

| PRESS RELEASE |
FOR IMMEDIATE RELEASE:	October 11, 2012
CONTACT:	Gregory A. Wing 406-373-8700

STILLWATER MINING COMPANY ANNOUNCES OFFERING OF CONVERTIBLE SENIOR NOTES

BILLINGS, MONTANA – STILLWATER MINING COMPANY (NYSE: SWC) (TSX: SWC.U) (the “Company”) announced today that it intends to offer $300 million aggregate principal amount of convertible senior notes due 2032 (the “notes”), subject to market and other conditions. The Company expects to grant the underwriters of the notes a 30-day over-allotment option to purchase up to an additional $45 million aggregate principal amount of the notes (subject to certain limitations), solely to cover over-allotments.

The notes will pay interest semi-annually and will be convertible, under certain circumstances and during certain periods, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, based on a conversion rate to be determined. If the price of the Company’s common stock exceeds the base conversion price during specified periods applicable to conversion, holders will receive additional shares of the Company’s common stock upon conversion, as determined based on the incremental share factor. The interest rate, base conversion rate, base conversion price, incremental share factor and other terms of the notes will be determined at the time of pricing of the offering.

The Company intends to use the net proceeds from the offering to repay amounts that may come due under the Company’s outstanding 1.875% convertible debentures in March 2013, and any additional proceeds may be used for general corporate purposes.

Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering, which is being made pursuant to an effective shelf registration statement (including a prospectus and related preliminary prospectus supplement for the offering).

Before you invest, you should read the base prospectus in such shelf registration statement, the related preliminary prospectus supplement for the offering and other documents the Company has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Company and the offering. The offering will be made only by means of a prospectus supplement and accompanying base prospectus. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting Credit Suisse Securities (USA) LLC at One Madison Avenue, New York, NY 10010, Attn: Prospectus Department, e-mail: newyork.prospectus@credit-suisse.com or at (800) 221-1037 or Wells Fargo Securities, LLC at 375 Park Avenue, New York, NY 10152, Attn: Equity Syndicate Department, e-mail: cmclientsupport@wellsfargo.com or at (800) 326-5897. Alternatively, investors may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Stillwater

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company’s shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U.

Forward-Looking Statements

This press release contains forward-looking information regarding the Company that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

*	size, timing and completion of the proposed offering,

*	capital market conditions, and

*	other matters that are discussed in the Company’s filings with the SEC.

These statements are based on the Company’s current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2011, for a discussion of these risks.

All forward-looking statements in this press release are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and the Company’s business that are discussed in this press release and the Company’s other filings with the SEC. Moreover, although the Company believes the expectations reflected in the forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that it will attain these expectations or that any deviations will not be material. Except as required by law, the Company does not intend to update these forward-looking statements and information.